UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 2, 2009

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida  33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 2, 2009, in connection with its 2009 cost reduction program, seven senior officers of Equity One, Inc. (the “Company”), including four named executive officers, voluntarily agreed to reduce their base salaries by ten percent (10%) for the 2009 calendar year.  In return for this voluntary gesture, the Company agreed that the reduction in base salary would not apply for periods beyond December 2009 and would not otherwise affect the determination of other amounts owing or that may become owing under the officers’ employment agreements that are based on the level of his or her base salary.

The four named executive officers agreeing to the voluntary salary reduction are Jeffrey S. Olson, Thomas Caputo, Arthur L. Gallagher and Thomas McDonough.  A copy of the form letter by which the officers memorialized the salary reduction is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits

10.1 — Form of Salary Reduction Letter dated February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: February 6, 2009	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Document

10.1	Form of Salary Reduction Letter dated February 2, 2009.